Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Ore Pharmaceutical Holdings Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

•
The Quarterly Report of the Company on Form 10-Q for the quarterly period ended March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 11, 2010	By:	/s/ Mark J. Gabrielson
Mark J. Gabrielson
President and Chief Executive Officer
(Principal Executive Officer)

Date:	May 11, 2010	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Senior Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.